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                                                                   EXHIBIT 10.76







                    TIPPERARY OIL & GAS (AUSTRALIA) PTY. LTD.
                                (ACN 077 536 871)



                                       And



                             ENERGEX RETAIL PTY LTD
                                (ACN 078 849 055)








                              GAS SUPPLY AGREEMENT












                                                                        MAY 2000


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




   TABLE OF CONTENTS
   1.    INTERPRETATION........................................................................................5
      1.1   Definitions........................................................................................5
      1.2   General............................................................................................7
      1.3   Headings...........................................................................................9
      1.4   Business Day.......................................................................................9
   2     RELATIONSHIP OF THE PARTIES...........................................................................9
      2.1   Separate Agreement with the Sellers................................................................9
      2.2   Several Liability..................................................................................9
      2.3   Parties Not Released...............................................................................9
      2.4   Common Stream......................................................................................9
   3.    TITLE TO CONTRACT GAS.................................................................................9
   4.    DELIVERY.............................................................................................10
   5.    SPECIFICATIONS.......................................................................................10
   6.    QUANTITY AND PROCEDURES FOR THE SUPPLY OF CONTRACT GAS...............................................10
      6.1   Contract Quantities...............................................................................10
      6.2   Reduction of MDQ by Buyer.........................................................................11
      6.3   Reduction of MDQ by Sellers.......................................................................12
      6.4   Nominations.......................................................................................13
      6.5   Make up Gas.......................................................................................14
      6.6   Field Failure Event...............................................................................14
   7.    DEDICATION OF RESERVES AND COMMITMENT TO DRILL.......................................................15
   8.    MEASUREMENT OF VOLUMES AND REGULATION OF PRESSURES...................................................15
   9.    CONTRACT PRICE.......................................................................................16
   10.   BILLING AND METHOD OF PAYMENT........................................................................17
      10.1  Monthly Statement.................................................................................17
      10.2  Reconciliation Period Statement...................................................................17
      10.3  Payment...........................................................................................17
      10.4  Rebate by Sellers to Buyer........................................................................18
      10.5  Interest..........................................................................................18
      10.6  Disputed Statement................................................................................18
   11.   FORCE MAJEURE........................................................................................18
      11.1  Definition........................................................................................18
      11.2  Consequences of Force Majeure.....................................................................19
      11.3  Notification and Diligence........................................................................20
      11.4  Liability Not Relieved............................................................................20
      11.5  Prolonged Force Majeure...........................................................................21
   12.   TERM OF AGREEMENT....................................................................................21
   13.   DEFAULT..............................................................................................21
   14.   ASSIGNMENT...........................................................................................21
      14.1  Assignment by Buyer...............................................................................21
      14.2  Assignment by the Sellers.........................................................................22
   15.   WARRANTIES...........................................................................................22
   16.   CONDITIONS PRECEDENT.................................................................................22
   17.   DAMAGES..............................................................................................23
   18.   AUDITING.............................................................................................23
   19.   CONFIDENTIALITY......................................................................................23
   20.   ENTIRE AGREEMENT.....................................................................................24
   21.   CESSATION OF INDIVIDUAL CLAUSES......................................................................24
   22.   LAW AND DISPUTE RESOLUTION...........................................................................24
      22.1  Jurisdiction......................................................................................24
   23.   AMENDMENTS...........................................................................................25
   24.   NOTIFICATION.........................................................................................25
      24.1  Giving of Notices.................................................................................25
      24.2  Timing of Receipt.................................................................................25
      24.3  Addresses.........................................................................................26
   25    TERMINATION..........................................................................................27
   26.   COUNTERPARTS.........................................................................................28

SCHEDULE  1...................................................................................................29
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

   CONTRACT PRICE.............................................................................................29


SCHEDULE  2...................................................................................................30


   SPECIFICATIONS.............................................................................................30


SCHEDULE  3...................................................................................................32


   METERING METHOD SCHEDULE...................................................................................32


SCHEDULE  4...................................................................................................33


   CONTRACT AREAS.............................................................................................33


SCHEDULE 5....................................................................................................34


   OWNERSHIP PERCENTAGE.......................................................................................34


SCHEDULE 6....................................................................................................35


   MAXIMUM DAILY QUANTITY.....................................................................................35
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                               GAS SALES AGREEMENT


THIS AGREEMENT is made the                   day of                        2000

BETWEEN:


         Those parties whose names are set out in Schedule 5 (herein called the "Sellers")

AND

         ENERGEX Retail Pty Ltd (ACN 078 849 055) having offices at 150
         Charlotte St, Brisbane, Queensland, 4000 ( herein called the "Buyer").



RECITALS


A. The Sellers have represented to Buyer that, to the knowledge of the Sellers, they intend to develop sufficient Contract Gas resources based on coal seam methane, possess the necessary expertise and have entered into all necessary binding transportation and delivery agreements with transporters of Contract Gas to safely supply Buyer's Contract Gas requirements to the Delivery Point.

B.       Buyer trades gas in the Queensland gas market.

C. Buyer wishes to purchase certain quantities of Contract Gas from the Sellers, each of whom is willing to sell its Ownership Percentage of those quantities of Contract Gas to the Buyer.

D. In reliance on the representations in Recital A. Buyer is entering into this Agreement with the Sellers to set out the terms and conditions under which the purchase and sale of Contract Gas may take place.

E. Buyer acknowledges that, in performing its obligations under this Agreement, it is acting as the agent of Allgas Energy Ltd (ACN 009 656
         446).

F.       The Sellers warrant that they have documented approval from the TCW
         Asset Management Company for funding sufficient to implement the minimum twenty well field development program on ATP526P.




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THE PARTIES AGREE AND DECLARE AS FOLLOWS:

1.      INTERPRETATION

1.1      DEFINITIONS


         In this agreement, unless the context otherwise requires:

         "AGREEMENT" means this agreement as may be amended from time to time together with its schedules, annexures and attachments;

         "BUSINESS DAY" means any day of the week except Saturdays, Sundays and days which have been declared as public holidays by the government of Queensland;

         "COAL SEAM METHANE" means hydrocarbons in a gaseous state occurring in association with coal;

         "COMMENCEMENT DATE" means 1 June 2000;

         "CONTRACT AREA" means the areas described in Schedule 4

         "CONTRACT GAS" means:

         (a)      Coal Seam Methane which meets the Specification; or

         (b) Off Specification Gas which is delivered and accepted by Buyer in accordance with the provisions of clause 4;

         "CONTRACT PRICE" has the meaning ascribed to it in clause 9;

         "CONTRACT YEAR" means a period commencing at 8.00am on the Commencement
         Date and ending at 8.00am, on the first anniversary of the Commencement
         Date and thereafter each successive period of 12 consecutive months;

         "CUBIC METRE" or "M3" means the amount of Contract Gas which occupies one cubic metre when that Contract Gas is at Standard Conditions;

         "DAILY NOMINATION" means, for a particular Day, the quantity of Contract Gas, not exceeding MDQ, which Buyer has nominated, pursuant to clause 6, for delivery on that Day;

         "DAY" means a period of twenty four (24) consecutive hours, which begins and ends at 8.00 am in the morning;

         "DELIVERY POINT" means the inlet flange into the Duke Queensland Gas
         Pipeline or any other point agreed between the Buyer and the Sellers, provided that no additional costs shall be incurred by either Party and provided that agreement shall not be unreasonably withheld;




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         "DISPOSE" means assign, transfer or otherwise dispose of any legal or equitable interest, either in whole or part, whether by sale, lease, declaration or creation of a trust or otherwise but does not include grant of a security interest;

         "DUKE QUEENSLAND GAS PIPELINE" means the natural gas pipeline referred to in Pipeline Licence No 30;

         "FIELD OPERATOR" means the company or organisation who has responsibility for the day to day operations of the Contract Area defined in Schedule 4.;

         "FIRST AGREEMENT" means the Gas Supply Agreement between Allgas Energy
         Ltd and Tipperary Oil and Gas (Australia) Pty Ltd dated 8 September
         1998;

         "FORCE MAJEURE" has the meaning given in clause 11;

         "GAS ACT" means the Gas Act (Queensland) 1965;

         "GJ" means one gigajoule (1,000,000,000 joules);

         "GROSS HEATING VALUE" and "GHV" mean the energy produced by the complete combustion of one Cubic Metre of Contract Gas with air, at an absolute pressure of 101.325 kPa and temperature of fifteen (15) degrees Celsius, with the Contract Gas and air free of all water vapour, the product of combustion cooled to a temperature of fifteen
         (15) degrees Celsius and the water vapour formed by combustion condensed to the liquid state, expressed in MJ per Cubic Metre (MJ/m3);

         "INTEREST RATE" refers to a rate of interest that is one percent above the ANZ Banking Group Reference Rate;

         "MAKE UP GAS" means that portion of the quantity of Contract Gas which Buyer has paid for but not taken in the relevant Month , and where the context so requires, means the aggregate of such quantities of Contract
         Gas credited to Buyer in respect of prior Months less any quantities of Contract Gas taken by Buyer pursuant to clause 6.5.1;

         "MAXIMUM DAILY QUANTITY" or "MDQ" means the maximum quantity of Contract Gas which Buyer can require the Sellers to deliver to the Delivery Point on any given Day, subject to clauses 6.2 & 6.3, as set out in Schedule 6.

         "MINIMUM MONTHLY QUANTITY" means that quantity of Contract Gas calculated by aggregating for each Month, the quantity of Contract Gas equivalent to fifty (50) per cent of the MDQ applicable for each Day of that Month;

         "MJ" means one megajoule (1,000,000 joules);

         "MONTH" means a period beginning at 8.00 am on the morning of the first day of the calendar month and ending at 8.00 am on the morning of the first Day of the succeeding calendar Month;

         "OFF-SPECIFICATION GAS" means Coal Seam Methane which does not conform to the Specifications;



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         "OWNERSHIP PERCENTAGE" means the Ownership Percentage of the Sellers as set out in Schedule 5, as may be varied from time to time in accordance with the provisions of this Agreement;

         "PARTY" means either Seller or Buyer as the context may require and "PARTIES" shall mean both the Sellers and Buyer;

         "PJ" means one petajoule (1,000,000 GJ);

         "RECONCILIATION PERIOD" means a period commencing at 8.00 am on the Commencement Date and ending at 8.00 am on the Day six (6) Months later and thereafter each successive period of six (6) consecutive Months;

         "RELATED CORPORATION" A body corporate that is a related body corporate of another within the meaning of section 50 of the Corporations Law
         (Queensland).


         "SPECIFICATIONS" means the specifications for Natural Gas prescribed from time to time under the Regulations of the Gas Act. The specifications applying as at the date of this Agreement are those set out in Schedule 2;

         "STANDARD CONDITIONS" means a temperature of fifteen (15) degrees
         Celsius and an absolute pressure of 101.325 kPa;

         "TAKE OR PAY QUANTITY" means the Minimum Monthly Quantity adjusted by deducting all amounts of Contract Gas equal to any amount, up to the MDQ for each Day, that the Sellers have failed to make available to Buyer for nomination (whether due to Force Majeure events or not) or has failed to deliver to the Buyer in accordance with the Daily
         Nomination, that the Buyer is obliged to pay for in a Month whether or not it has nominated such quantity for delivery;

         "TERM" means the period of time during which this Agreement is in force pursuant to clause 12;

         "TJ" means one terajoule (1,000 GJ); and

         "TERMINATION DATE" means either the date five (5) years after the Commencement Date, or the date to which the term is extended pursuant to clause 12.3 or the date on which this Agreement is terminated pursuant to clause 6.2.4, 11, 13, 16.3 or 25, whichever is appropriate.

1.2      GENERAL


         In this Agreement, unless the context otherwise requires:

         1.2.1 a reference to any law, legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any statutory instruments issued under that legislation or legislative provision;

         1.2.2    the singular includes the plural and vice versa;



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         1.2.3    a reference to an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or government and vice versa;

         1.2.4    a reference to any gender includes all genders;

         1.2.5 a reference to a recital, clause, schedule, appendix, annexure or exhibit is to a recital, clause, schedule, appendix, annexure or exhibit of or to this Agreement;

         1.2.6 a recital, schedule, appendix, exhibit, annexure or a description of the parties referred to in this Agreement forms part of this Agreement;

         1.2.7 a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

         1.2.8 a reference to any party to this Agreement or any other document or arrangement includes that party's executors, administrators, substitutes, successors and permitted assigns;

         1.2.9 where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

         1.2.10   a reference to "DOLLARS" or "$" is to Australian currency;

         1.2.11 a reference to bankruptcy or winding up includes bankruptcy, winding up, liquidation, dissolution, becoming an insolvent under administration (as defined in section 9 of the Corporations Law), the appointment of an administrator and the occurrence of anything analogous or having a substantially similar effect to any of those conditions or matters under the law of any applicable jurisdiction, and to the procedures, circumstances and events which constitute any of those conditions or matters;

         1.2.12 a reference to a matter being "TO THE KNOWLEDGE" of a person means that the matter is to the best of the knowledge and belief of that person after making reasonable enquiries in the circumstances;

         1.2.13 a reference to a matter being written includes that matter being in any mode of representing or reproducing words, figures or symbols in written form; and

         1.2.14 all references to units of measurement, in this Agreement, are references to the units of measurement defined in or for the purposes of the National Measurement Act, 1960 (Commonwealth);

         1.2.15 gas measured for the purposes of this Agreement is to be measured by reference to its Gross Heating Value and volume;
                  and

         1.2.16 a reference in this Agreement to a time or date is a reference to the time or date in Brisbane, Australia.



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1.3      HEADINGS

         In this Agreement, headings are for convenience of reference only and do not affect interpretation.

1.4      BUSINESS DAY


         If the day on which any act, matter or thing is to be done under this Agreement is not a Business Day, that act, matter or thing:


         1.4.1 if it involves a payment other than a payment which is due on demand, must be done on the preceding Business Day; and

         1.4.2    in all other cases, may be done on the next Business Day.


2        RELATIONSHIP OF THE PARTIES

2.1      SEPARATE AGREEMENT WITH THE SELLERS

         This Agreement shall be construed as a separate agreement between the Buyer and each Seller for the sale of that Seller's Ownership
         Percentage of the Contract Gas to be delivered to the Buyer.

2.2      SEVERAL LIABILITY

         The obligations and liability of each Seller under this Agreement are several and not joint nor joint and several.

2.3      PARTIES NOT RELEASED

         No Seller shall be responsible for the obligations of any other Seller under this Agreement. Default by a Seller under its separate agreement with the Buyer shall not release:

         (a)      any other Seller from any of its obligations to the Buyer, or

         (b)      the Buyer from any of its obligations to any other Seller.

2.4      COMMON STREAM

         Contract Gas delivered by the Sellers under this Agreement, may be tested, measured and delivered in a common stream, and each Seller shall be deemed to have delivered its Ownership Percentage of all Contract Gas delivered to the Buyer in accordance with this Agreement.


3.       TITLE TO CONTRACT GAS

         The Sellers shall have title to and be in control and possession of and shall assume all risk for the Contract Gas until it is delivered to Buyer at the Delivery Point when Buyer




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         shall take title to and be in control and possession of and shall assume all risk for the Contract Gas so delivered.


4.       DELIVERY

4.1 All Contract Gas to be delivered by the Sellers to the Buyer shall be delivered at the Delivery Point, where, the ownership of the Contract
         Gas will be transferred from the Sellers to Buyer.

4.2 The Sellers shall deliver Contract Gas to the Delivery Point at a pressure which meets the entry specifications of the Duke Queensland
         Gas Pipeline at the Delivery Point.

4.3      The Sellers shall use all reasonable endeavours to ensure that Contract
         Gas is delivered at uniform hourly rates during each Day.


5.       SPECIFICATIONS

5.1 If any Contract Gas delivered or likely to be tendered for delivery is Off-Specification Gas:

         5.1.1 the Sellers, as soon as practicable after becoming aware of such non-conformity, shall notify Buyer of the non-conformity and of its cause and probable duration, and shall take such steps as are practicable to bring all Contract Gas tendered thereafter for delivery into conformity with the Specifications; and

         5.1.2 If Off-Specification Gas has been tendered for delivery but not delivered, Buyer, being aware that the Contract Gas so tendered is Off-Specification Gas, may:

                  5.1.2.1  refuse to accept all or part of such
                           Off-Specification Gas until the non-conformity has been remedied;

                  5.1.2.2  take delivery of all or part of the Off-Specification
                           Gas in which case it shall be deemed to be Contract
                           Gas and shall be paid for at the Contract Price.


6.       QUANTITY AND PROCEDURES FOR THE SUPPLY OF CONTRACT GAS

6.1      CONTRACT QUANTITIES


         Subject to clause 5, the Sellers shall sell and deliver to Buyer and Buyer shall purchase and take delivery from Seller of Contract Gas including deliveries of Make up Gas previously paid for and to be debited to Buyer's Make up Gas account, on the following conditions:

         6.1.1 subject to clauses 6.2 and 6.3, the Maximum Daily Quantity shall be as set out in Schedule 6;



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         6.1.2    the Sellers must use their reasonable endeavours, on each and every Day, to make available for delivery to the Buyer , the amount of Contract Gas nominated by the Buyer, provided that no Seller shall be obliged to make available for delivery any quantity of Gas in excess of its Ownership Percentage of the amount of Contract Gas nominated by Buyer;

         6.1.3 on any Day Buyer has the right to nominate, at its sole discretion, an amount of Contract Gas up to the Maximum Daily
                  Quantity;

         6.1.4 notwithstanding clause 6.1.3, in any Month, Buyer's minimum obligation to take or pay for Contract Gas, in that Month, shall be the Take or Pay Quantity and Buyer shall pay for such amount whether taken or not.

6.2      REDUCTION OF MDQ BY BUYER

         6.2.1 Despite any other provisions of this Agreement and in addition to any other right or remedy that Buyer may have under this Agreement or otherwise, if during any Reconciliation Period
                  Sellers fail to deliver an amount of Contract Gas equal to or greater than the aggregate of fifty (50) percent of the Maximum Daily Quantity for each Day multiplied by the number of Days in that Reconciliation Period, Buyer may, at its sole discretion, reduce the Maximum Daily Quantity by giving one
                  (1) Month written notification of the reduction. Such notice must be given within one (1) Month of the end of the Reconciliation Period.

         6.2.2 The reduced Maximum Daily Quantity shall be not less than the quantity calculated as follows;

                  Reduced Maximum Daily Quantity  =  M D Q * Reduction Factor

                  where

                  Reduction Factor = A / (0.5 * MDQ * B)

                  and

                  A = the aggregate quantity of Contract Gas made available for delivery at the Delivery Point during the Reconciliation
                  Period.

                  B = the number of Days in the Reconciliation Period.

                  * = multiplied by.

                  / = divided by.

         6.2.3 Despite any other provisions of this Agreement and in addition to any other right or remedy that Buyer may have under this Agreement or otherwise, if, during any Reconciliation Period, Sellers fail to deliver, an amount of Contract Gas equal to or greater than forty (40) percent of the Maximum Daily Quantity, adjusted for any quantities of Contract Gas not delivered because of an event of




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                  Force Majeure, for more than eighteen (18) Days of that
                  Reconciliation Period, Buyer may, at its sole discretion,
                  reduce the Maximum Daily Quantity by giving one (1) Month
                  written notification of the reduction. Such notice must be given within one (1) Month of the last of the eighteen (18)
                  Days.

                  The reduced Maximum Daily Quantity shall be not less than eighty (80) percent of the Maximum Daily Quantity applying during that Reconciliation Period.

         6.2.4 Despite any other provision of this Agreement and in addition to any other right or remedy that the Buyer may have under this Agreement or otherwise, if, during any period of one calendar month, the Sellers fail to deliver an amount of Contract Gas equal to or greater than forty (40) percent of the Maximum Daily Quantity, adjusted for any quantity of Contract Gas not delivered because of an event of Force
                  Majeure, for more than fourteen (14) Days, the Buyer may, at its sole discretion, terminate this Agreement by giving seven
                  (7) Days notice in writing to the Sellers

         6.2.5 Pursuant to clauses 6.2.1, 6.2.2 and 6.2.3 the reduced amount, being the Maximum Daily Quantity for the balance of the Term, will take effect immediately upon receipt of such notification by the Sellers and is subject to further reduction at the end of each Reconciliation Period pursuant to this Agreement.

6.3      REDUCTION OF MDQ BY SELLERS

         6.3.1 Despite any other provisions of this Agreement and in addition to any other right or remedy that Sellers may have under this Agreement or otherwise, if during any Reconciliation Period
                  Buyer fails to take or pay for an amount of Contract Gas equal to or greater than the aggregate of seventy (70) percent of the Maximum Daily Quantity for each Day multiplied by the number of Days in that Reconciliation Period, adjusted by deducting all amounts of Contract Gas equal to any amount up to the Maximum Daily Quantity that the Sellers have failed to deliver to the Buyer in accordance with the Daily Nomination, Sellers may, at their sole discretion, reduce the Maximum
                  Daily Quantity by giving one (1) Month written notification of the reduction. Such notice must be given within one (1) Month of the end of the Reconciliation Period.

         6.3.2 The reduced Maximum Daily Quantity shall be not less than the quantity calculated as follows;

                  Reduced Maximum Daily Quantity  =  M D Q * Reduction Factor

                  where

                  Reduction Factor = A / (0.7 * MDQ * B)

                  and

                  A = the aggregate quantity of Contract Gas actually taken or paid for without being taken during the Reconciliation Period



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                  B = the number of Days in the Reconciliation Period.

                  *     =  multiplied by.

                  /     =  divided by.

         6.3.3 Despite any other provisions of this Agreement and in addition to any other right or remedy that Sellers may have under this Agreement or otherwise, if during any Reconciliation Period, Buyer fails to take or pay for without taking, an amount of Contract Gas equal to or greater than forty (40) percent of the Maximum Daily Quantity, adjusted by deducting all amounts of Contract Gas equal to any amount up to forty (40) percent of the Maximum Daily Quantity, that the Sellers have failed to deliver, for more than eighteen (18) Days of that Reconciliation Period, Sellers may, at their sole discretion, reduce the Maximum Daily Quantity by giving one (1) Month written notification of the reduction. Such notice must be given within one (1) Month of the last of the eighteen (18)
                  Days.

                  The reduced Maximum Daily Quantity shall be not less than eighty (80) percent of the Maximum Daily Quantity applying during that Reconciliation Period.

         6.3.4 Pursuant to clauses 6.3.1, 6.3.2 and 6.3.3 the reduced amount, being the Maximum Daily Quantity for the balance of the Term, will take effect immediately upon receipt of such notification by the Buyer and is subject to further reduction at the end of each Reconciliation Period pursuant to this Agreement.

6.4      NOMINATIONS

         Subject to clause 6.1, the Daily and Monthly scheduling procedures for the delivery and receipt of Contract Gas shall be as follows:

         6.4.1 not later than five (5) Business Days before the end of the Month prior to each Month of delivery, Buyer shall notify the Sellers in writing of Buyer's estimates of the quantities of Contract Gas which Buyer wishes to take on each Day of the Month of delivery for that Month;

         6.4.2 not later than forty eight (48) hours after receipt of such nomination, Sellers shall notify Buyer in writing of the actual amount of Contract Gas to be delivered on each Day of that Month;

         6.4.3 subject to clause 6.4.4, the quantity so nominated for each Day pursuant to clause 6.4.1 shall form the Daily Nomination for that Day of the Month of delivery in question;

         6.4.4 if Buyer wishes to change its Daily Nomination given pursuant to clause 6.4.1, for any Day in the applicable Month, then it may do so, and if it so chooses it must do so by notice given to the Sellers before midday on the Day, one (1) Day before the Day in question and the quantity then so nominated shall be the Daily Nomination for that Day.



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6.5      MAKE UP GAS

         6.5.1 In any Month, after Buyer has purchased and taken delivery of a quantity of Contract Gas equal to the Take or Pay Quantity , any further deliveries of Contract Gas during that Month shall be deemed to be delivery of Make up Gas accumulated in respect of prior Months to the extent that any such Make up Gas has been accumulated, and if the aggregate of the quantities of the further deliveries of Contract Gas are in excess of the quantity of Make up Gas available, then Buyer shall pay for any excess in accordance with Schedule 1.

         6.5.2 Buyer shall be entitled to take delivery of Make up Gas for a period of twelve (12) months following the Termination Date.

                  All the terms and conditions of this Agreement, except clauses
                  9 and 10 shall apply in respect of such deliveries. Buyer shall cease to have any rights to Make Up Gas not delivered by the end of the period referred to in this clause 6.5.2.

         6.5.3 Deliveries of Make up Gas shall be at no additional charge to Buyer.


6.6      FIELD FAILURE EVENT


         6.6.1 The Sellers acknowledge that, as the volumes of Gas (as shown in Schedule 6) supplied under this Agreement increase, any interruption to supply, except as permitted under Clause 11, increases the difficulty for the Buyer to satisfy the Buyer's obligations under its on-supply agreements.

         6.6.2 The Sellers will work together with the Buyer in good faith to agree on measures to be implemented prior to the Delivery
                  Point to reduce the impact of variations of field gas output and of failure of components of the field production, collection and compression system.

         6.6.3 Without limiting clause 6.6.2, the Parties agree that the following measures shall be undertaken by the Sellers to achieve the above objectives:

                  6.6.3.1 Separation of, and if necessary, duplication of parts of the gas gathering and collection system so that failure of a single pipe system does not lead to loss of entire Gas available for delivery;

                  6.6.3.2 Arrangement of the compressor station and the entry of the gas collection system into the compressor station to ensure that a single compressor failure does not result in loss of ability to compress at least 50% of the Gas supplied under this Agreement;

                  6.6.3.3 Maintenance, on site, of essential spare parts and appropriately skilled personnel to address contingency failures and repairs.

         6.6.4 The Buyer acknowledges that these measures will require the Sellers to work with the Field Operator (where the Field
                  Operator is not one of the Sellers). The Sellers agree to use best endeavours to ensure that any measures agreed between the Parties are implemented by the Field Operator.



                                       14

7.       DEDICATION OF RESERVES AND COMMITMENT TO DRILL

7.1 Subject to the terms and conditions of this Agreement, Sellers hereby agree to sell and deliver to Buyer at the Delivery Point all Contract Gas, up to the Maximum Daily Quantity, produced or saved from wells now or hereafter drilled within the Contract Area as described in Schedule 4.

7.2 The Parties agree that Gas which is available from the Contract Area shall first be used to satisfy the Contract Gas requirements under the First Agreement. Any Seller under this Agreement which is not a party to the First Agreement, shall commit to satisfy the delivery requirements of this Agreement with priority over any other gas sales from the property attributable to that Seller's interest.

7.3 The Sellers will not offer to supply quantities of Gas which may become available from the Contract Area to persons other than the Buyer and purchasers who have in place gas sale and purchase agreements in existence at the date of this Agreement, without first satisfying the Contract Gas requirements under the First Agreement and this Agreement.

7.4 Sellers agree that they shall use their reasonable endeavours to ensure that a minimum of twenty (20) wells shall be drilled within the Contract Area during the first two (2) years of this Agreement.

7.5 Provided the Sellers shall have complied with their obligations under this Agreement, the rights or entitlements of the Buyer in the event of any failure by the Sellers to make available for delivery the amount of Contract Gas nominated by the Buyer shall be limited to those set out in this Agreement.


8.       MEASUREMENT OF VOLUMES AND REGULATION OF PRESSURES

8.1 The Sellers shall be responsible for installing, operating and maintaining the devices for measuring the Contract Gas or for arranging for the same to be done. The quantities of Contract Gas delivered by the Sellers will be measured and recorded by such measuring and recording devices, located immediately prior to the Delivery Point.

8.2 Any Party may, at its own risk and expense, install check measuring and recording devices, providing they do not interfere or influence the operation of the devices installed pursuant to clause 8.1 and providing that Party negotiates its own terms with the owner of the Duke Queensland Gas Pipeline.

8.3 Each Party or its agent shall, subject to it obtaining agreement from the owner of the Duke Queensland Gas Pipeline, have the right to be present to observe installation, reading, cleaning, changing, repairing, inspecting, calibrating or adjusting of the measuring and recording devices referred to in clause 8.1.

8.4 The Parties agree that the provisions of Schedule 3 will govern the measurement of Contract Gas for the purposes of this Agreement. If a Party is required to take action under an agreement which it has with another party to ensure that the requirements of Schedule 3 are met, that Party shall take all such action and do all such things as may be required to achieve that result.


9.       CONTRACT PRICE

9.1 The Contract Price at the Delivery Point, expressed in dollars per GJ, shall be calculated as in Schedule 1.

9.2 The Sellers shall be liable for all current and future taxes, imposts, royalties and liability incurred or levied, by or to the Federal Government or the Government of the State of Queensland, at or prior to the Delivery Point and Buyer shall be responsible for all current and future taxes, imposts and liability incurred or levied, by or to the Federal Government or the Government of the State of Queensland, after the Delivery Point. The Contract Price is inclusive of all such royalties, taxes and other sums as at the effective date of this Agreement.

9.3      GST

9.3.1    In this clause 9.3.1, the following definitions apply:

         9.3.1.1 GST means the goods and services tax as imposed by the GST Law together with any related interest, penalties, fines or other charge only to the extent they arise from the Buyer's failure to pay when due.

         9.3.1.2 GST AMOUNT means any Payment (or the relevant part of that Payment) multiplied by the appropriate rate of GST (currently 10%).

         9.3.1.3 GST LAW has the meaning given to that term in A New Tax System (Goods and Services Tax) Act 1999, or, if that Act does not exist for any reason, means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act.

         9.3.1.4 INPUT TAX CREDIT has the meaning given to that term by the GST Law.

         9.3.1.5 PAYMENT means any amount payable under or in connection with this agreement including any amount payable by way of indemnity, reimbursement or otherwise and includes the provision of any non-monetary consideration.

         9.3.1.6  TAX INVOICE has the meaning given to that term by the GST Law.

         9.3.1.7  TAXABLE SUPPLY has the meaning given to that term by the GST
                  Law.


9.3.2    The parties agree that:

         9.3.2.1  all Payments have been calculated without regard to GST;

         9.3.2.2 each party will comply with its obligations under the Trade Practices Act 1974 when calculating the amount of any Payment and the amount of any relevant Payments will be adjusted accordingly;

         9.3.2.3 if the whole or any part of any Payment is the consideration for a Taxable Supply, the Buyer must pay to the Seller an additional amount equal to the GST Amount, either concurrently with that Payment or as otherwise agreed in writing;

         9.3.2.4 any reference to a cost or expense in this Agreement excludes any amount in respect of GST forming part of the relevant cost or expense when incurred by the relevant party for which that party can claim an Input Tax Credit; and

         9.3.2.5 The payee will provide to the payer a Tax Invoice at the same time as any GST Amount is payable

10.      BILLING AND METHOD OF PAYMENT

10.1     MONTHLY STATEMENT

         On or before the 10th day of each Month, the Sellers shall furnish to the Buyer a reconciliation and measurement statement in respect of the previous Month, or such part of that Month during which Contract Gas was made available by the Sellers, showing:

         (a)  the quantity of Contract Gas delivered;

         (b)  the quantity of Make up Gas delivered (if any);

         (c) the price and total amount payable to each of the Sellers in respect of the Contract Gas delivered, together with any calculations necessary to establish the price and total amount to be paid; and

         (d) the amount of any payment due each of the Sellers in respect of the Take or Pay Quantity not taken.

10.2     RECONCILIATION PERIOD STATEMENT

         On or before the tenth (10) Day of the Month following the expiry of each Reconciliation Period, the Sellers and the Buyer shall each furnish to the other Party a Reconciliation Period Statement showing for the previous Reconciliation Period all information necessary for either Party to exercise their rights under clauses 6.2, 6.3 and 10.4.

10.3     PAYMENT

         On or before the last Business Day of each Month, or within fourteen
         (14) Business Days after receipt of the monthly statement, whichever is the later, the Buyer shall pay to the Sellers the amount specified in the monthly statement. Any amounts due under this Agreement owed by Sellers to Buyer may be offset against any amounts invoiced by Sellers to Buyer.

         If any amount remains owing by the Sellers to the Buyer after such offset, Buyer shall issue an invoice to the Sellers by the tenth (10th) Day of the Month following the relevant Month and Sellers shall pay the invoice within fourteen (14) Business Days of receipt of invoice or by the last Day of the Month, whichever is the later.

         Unless otherwise agreed, all payments to be made pursuant to this Agreement shall be made by bank deposit to a bank account in Australia nominated in writing by the Sellers and the Buyer by no later than the due date for payment.

10.4     REBATE BY SELLERS TO BUYER

         Despite any other provision of this Agreement and in addition to any other remedy that Buyer may have under this Agreement or otherwise, if during any Reconciliation Period, Sellers fail to make available for delivery to the Buyer, an amount of Contract Gas equal to or greater than the aggregate quantity of fifty (50) percent of the Maximum Daily Quantity for each Day multiplied by the number of Days in that Reconciliation Period, Sellers shall rebate to the Buyer an amount equal to the quantity of Contract Gas taken or paid for but not taken during that Reconciliation Period multiplied by five (5) percent of the Contract Price.


10.5     INTEREST

         Payments made after the fourteenth Business Day following receipt of monthly statement will incur interest at the Interest Rate, with interest calculated from the twenty first Business Day following receipt of monthly statement or the twenty first Day of the Month following the relevant Month, whichever is the later.

10.6     DISPUTED STATEMENT

         In the event of a bona fide dispute in respect of any payment of any statement furnished by either Party under this clause, the Party that has an objection in regard to any portion of the amount of the invoice shall:

        (a) notify the other Party of the nature of the dispute and the amount in dispute;

        (b) make payment of any amount not in dispute in accordance with clause 10.3.

        The Parties shall, upon request, each furnish to the other copies of all records relevant to the dispute. Any disputed amount which is subsequently found to be payable by or repayable shall be due and payable no later than 14 Days after resolution of the dispute together with interest on that amount calculated at the Interest Rate from the due date for payment.


11.     FORCE MAJEURE

11.1    DEFINITION

        11.1.1 For purposes of this Agreement, Force Majeure means any event or circumstance not within the control of a Party and which by the exercise of due diligence, that Party is not reasonably able to prevent or overcome, including without limiting the generality of the nature of those events or circumstances:

                    (a) acts of God, including without limitation, earthquakes, floods, wash outs, landslides, lightning, storms and the elements;

                    (b) strikes, lockouts, bans, slowdowns or other industrial disturbances except those that are directed exclusively at the party seeking to rely on Force Majeure;

                    (c) acts of enemy, wars, blockades or insurrections, riots and civil disturbances, arrest and restraint of rulers and peoples;

                    (d)  fire or explosion;

                    (e)  native title claims;

                    (f)  epidemic or quarantine;

                    (g) order of any court or tribunal or the order, act, or omission or failure to act of any government or governmental authority having jurisdiction;

                    (h) equipment breakdown, accident, breakages or accident to machinery or pipelines, the necessity for making repairs and/or alterations in machinery or pipelines including machinery or pipelines of a third party supplier to the Party seeking to rely on Force Majeure; or

                    (i) any other event which is not within the reasonable control of the Party.

          11.1.2 It is acknowledged that the following matters will not constitute Force Majeure under this Agreement:

                  11.1.2.1    lack of finances;

                  11.1.2.2    lack of funds;

                  11.1.2.3    inability to borrow funds;

                  11.1.2.4 Buyer's inability to economically use Contract Gas purchased under this Agreement; or

                  11.1.2.5 Sellers' inability to acquire Contract Gas supplies on an economically viable basis.

11.2      CONSEQUENCES OF FORCE MAJEURE

          Subject to clause 11.3, non-performance as a result of Force Majeure by either Party of any obligation or condition required by this Agreement to be performed, other than the payment for Contract Gas already delivered and the payment of any debt or liability already incurred:

          11.2.1 shall be excused during the time and to the extent that such performance by that Party is prevented, wholly or in part, by Force Majeure; and

          11.2.2 shall not to that extent give rise to any liability to the other Party for any direct, indirect, consequential or special losses or damages of any kind arising out of, or in any way connected with that non-performance.

11.3       NOTIFICATION AND DILIGENCE

           A Party which is, by reason of Force Majeure, unable to perform any obligation or condition required by this Agreement to be performed shall:

           11.3.1   notify the other Party as soon as possible giving:

                    11.3.1.1 reasonably full particulars of the event or circumstance of Force Majeure;

                    11.3.1.2 the date of commencement of the event or circumstance and an estimate of the period of time required to enable it to resume full performance of its obligations; and

                    11.3.1.3 where possible, the means proposed to be adopted to remedy or abate the Force Majeure.

           11.3.2 use all reasonable diligence and employ all reasonable means to remedy or abate the Force Majeure as expeditiously as possible, but nothing in this clause 11 shall require a Party to settle a strike, lockout, ban, slowdown or other industrial disturbance, civil disobedience or native title claim against its judgment, and it is acknowledged that settlement of any such disturbance shall be entirely within the discretion of the Party affected;

           11.3.3 resume performance as expeditiously as possible after termination of the Force Majeure or after the Force Majeure has abated to an extent which permits resumption of performance;

           11.3.4 notify the other Party when the Force Majeure has terminated or abated to an extent which permits resumption of performance to occur; and

           11.3.5 provide the other Party with as much notice as is practicable of the time and date when resumption of performance will occur.

11.4       LIABILITY NOT RELIEVED

           Events of Force Majeure or circumstances affecting the performance under this Agreement by either the Sellers or Buyer, however, shall not relieve that Party of liability in the event, and to the extent that, its negligence caused or contributed to its failure to perform under this Agreement or in the event of its failure to use all reasonable endeavours to remedy the situation and to remove the event or circumstances giving rise to the Force Majeure in an adequate manner with all reasonable dispatch.

11.5     PROLONGED FORCE MAJEURE

         If a Party has invoked the provisions of this clause 11 and the same event of Force Majeure prevents or inhibits the performance of any obligation or condition required to be performed under this Agreement for a period of four (4) Months, then the Sellers and the Buyer shall consult in good faith to decide what action should be taken to carry out the intentions of this Agreement. If after a further one (1) Month the Parties are unable to agree that the Force Majeure can reasonably be resolved, then the Party not claiming to be prevented from performance by Force Majeure may terminate this Agreement upon the expiry of thirty (30) Days written notice to the other Party.


12.      TERM OF AGREEMENT

12.1 The effective date of this Agreement shall be the date of this Agreement.

12.2     This Agreement will remain in effect until the Termination Date.

12.3 Not more than four (4) years after the Commencement Date, Buyer will enter into discussions with the Sellers for an extension of supply period for up to five (5) years regarding pricing and supply terms.


13.      DEFAULT

13.1 If a Party defaults in performing its obligations under this Agreement, the non-defaulting Party may give the defaulting Party notice in writing specifying the default. Upon receipt of the notice, the defaulting Party shall have fifteen (15) Business Days or, in the event of a default to pay moneys due, seven (7) Business Days from the date of receipt of the default notice to rectify the default. If the default has not been rectified in such period the non-defaulting Party may suspend its obligations under this Agreement until the default is rectified or terminate this Agreement.


14.        ASSIGNMENT

14.1       ASSIGNMENT BY BUYER

           14.1.1 Buyer may only assign its rights and obligations under this Agreement to any third party where:

                    (a) in the reasonable opinion of the Sellers the assignee is financially and technically capable of complying with the obligations of the Buyer hereunder; and

                    (b) the assignee first covenants in writing with the Sellers to assume and be bound by the obligations of the Buyer hereunder.

           14.1.2 Notwithstanding clause 14.1.1 Buyer may Dispose of the whole or any part of its rights and obligations under this Agreement to any Related Corporation. Such right of assignment may only be exercised subject to prior written notice to the Sellers.

14.2     ASSIGNMENT BY THE SELLERS

         Any Seller may assign to any third party its rights and obligations under this agreement or any part thereof provided that:

         (a) in the reasonable opinion of the Buyer the assignee is financially and technically capable of complying with the obligations of the assignor hereunder; and

         (b) the assignee first covenants in writing with the Buyer to assume and be bound by the obligations of the assignor hereunder.

15.      WARRANTIES

15.1.    The Sellers represent, warrant and guarantee to Buyer that:

         15.1.1. they have full corporate power and authority to enter into this Agreement;

         15.1.2. their Ownership Percentage of the Contract Gas to be delivered under this Agreement will, when delivered at the Delivery Point, be free from liens, charges, encumbrances and adverse claims which might prevent, impede or prejudice their rights to sell and dispose of the Contract Gas, other than their existing First Agreement with Allgas Energy Ltd.;

         15.1.3. to the knowledge of the Sellers, they have the capacity, during each Contract Year, to deliver to Buyer, not less than the Maximum Daily Quantity of Contract Gas in accordance with the provisions of this Agreement; and

         15.1.4. they have adequate agreements to ensure their ability to transport and deliver sufficient Contract Gas to the Delivery Point for the Term.


15.2.    Buyer represents, warrants and guarantees to the Sellers that:

         15.2.1. it has adequate agreements to ensure its ability to transport the Contract Gas from the Delivery Point for the Term; and

         15.2.2. it has full corporate power and authority to enter into this Agreement.


16.      CONDITIONS PRECEDENT

16.1. This Agreement shall not come into force until the satisfaction of the following conditions or their waiver at any time by the Buyer:

         16.1.1. the execution and coming into force of such gas transportation agreements for a term at least equal to the Term of this Agreement to effect transportation of the Contract Gas;

         16.1.2. the approval of the Board of the Buyer;

        16.1.3. the provision of information by the Sellers to the Buyer establishing to the Buyer's satisfaction that the Sellers (or their agent) have obtained a funding commitment and all regulatory approvals necessary to undertake a 20 well exploration programme on ATP526P to establish sufficient production as contemplated by this Agreement..

16.2. As soon as practicable after the execution of this Agreement, Buyer will use reasonable endeavours to achieve the satisfaction of the conditions referred to in clause 16.1 and will advise the Sellers immediately upon satisfaction of any of the conditions.

16.3. In the event that Buyer has not notified the Sellers that the conditions referred to in clause 16.1 are not either satisfied or waived within thirty Days of the signing of this Agreement, then either Party may terminate this Agreement by notice in writing.


17.    DAMAGES

       Notwithstanding what is contained in this Agreement, expressly or by implication, except in the event of a breach of the representation, warranties and guarantee in clause 15, neither the Sellers nor Buyer shall have any liability to the other whatsoever for loss of business or loss of profits, howsoever caused, arising out of or in connection with this Agreement.


18.    AUDITING

       Each Party has the right upon reasonable notice, at its sole expense and during normal working hours, to examine such of the records of the other Party as necessary to verify the accuracy of any invoice, statement, charge, notice or computation made pursuant to the stipulations of this Agreement. If any such examination reveals an inaccuracy in the invoice, the necessary adjustments in such invoice and the corresponding payments will be promptly made, provided that no adjustment will be made for any invoice or payment made after the lapse of one (1) year from the rendition thereof, and provided that this stipulation of the Contract survives any expiry or termination of this Contract for a period of one
       (1) year from the date of such expiry or termination for such invoice and payment adjustments.


19.    CONFIDENTIALITY

       The terms of this Agreement and all data and information relating to the sale and purchase of Gas pursuant to this Agreement shall be kept confidential and shall not be disclosed by a Party to any person without the prior written approval of the other Party except where disclosure is made by a Party:


       (a) to its employees, independent contractors, advisers, lawyers and auditors for the purposes of this Agreement, and that Party has taken all precautions which are reasonably necessary to ensure that those persons to whom disclosure may be made under this clause shall keep the data and information confidential;

       (b) as required by a Securities Commission having jurisdiction over that Party or over a Related Corporation of that Party, or by the rules of any Stock Exchange on which the shares of a Party, or a Related Corporation of that Party may then be listed;

       (c) to the extent required by law or by the order of a court exercising competent jurisdiction to be disclosed by a Party, or by the Related Corporation of that Party referred to in paragraph (b);

       (d) to a Related Corporation of the disclosing Party providing the disclosing Party assumes responsibility for maintaining the confidentiality of the data and information disclosed;

       (e) to the extent that the data and information is already lawfully within the public domain;

       (f) for the purpose of any litigation or arbitration proceedings which may arise from this Agreement;

       (g) to a bank or other lending agency necessary in connection with the funding by a Party;

       (h) to any employee or Minister of the State of Queensland provided that the fact that the information is confidential is communicated to that person and that person has agreed to keep that information confidential.

       If at any time the disclosing Party requests, the receiving Party must return, and procure that any of its Related Corporations return within seven days of such request, the confidential information to the disclosing Party as the disclosing Party directs. The obligations of the Parties under this clause shall be continuing obligations and shall continue to bind the Parties for a period of one year after the expiry of the term of this Contract.


20.    ENTIRE AGREEMENT

       This Agreement constitutes the entire agreement between the Parties as to the terms upon which the sales and purchase of Contract Gas takes place and supersedes all prior or contemporaneous understanding, agreement or prior warranties, oral or written with the exception of the existing First Agreement.


21.    CESSATION OF INDIVIDUAL CLAUSES

       If any clause or part of a clause of this Agreement ceases to be enforceable or is terminated by the Parties, such cessation or modification to this Agreement shall be binding on each Party unless agreed to in writing by both Parties.


22.    LAW AND DISPUTE RESOLUTION

22.1   JURISDICTION

       This Agreement shall be governed by the laws for the time being in force in the State of Queensland and, subject to the entirety of this clause 22, the courts of that State and the courts hearing appeals therefrom shall have the exclusive jurisdiction in respect of any disputes arising out of or in connection with this Agreement.

22.2   DISPUTE RESOLUTION

       The Parties will attempt in good faith to resolve promptly any controversy or claim arising out of or relating to this Agreement by entering into negotiations in accordance with the following procedure before taking any legal proceedings in relation to that controversy or claim:

       (a) the Chief Executive Officer (or a senior manager designated by the Chief Executive Officer) of each Party shall meet and attempt to resolve the controversy or claim;

       (b) either Party may given Notice requesting a meeting under paragraph (a), which must be convened within seven (7) Days of the date of receipt of the Notice;

       (c) the Parties may retain the non-binding services of an agreed mediator in an attempt to resolve the controversy or claim;

       (d) if the controversy or claim has not been resolved within twenty-one (21) Days of the meeting held under paragraph (b), either Party may submit the controversy or claim to litigation.

22.3   CONTINUING OBLIGATION

       Neither the commencement nor conduct of mediation or litigation shall cause any interruption to the Parties' obligations under this Agreement or to the performance by the Parties of their respective obligations under this Agreement.


23.    AMENDMENTS

       No person, promise, agreement, warranty or guarantee other than those contained in this Agreement and no alteration, amendment or modification to this Agreement shall be binding on either Party unless agreed to in writing by both Parties.


24.    NOTIFICATION

24.1   GIVING OF NOTICES

       A notice, consent, approval, invoice or other communication under this Agreement shall be signed by or on behalf of the Party giving it, addressed to the Party to whom it is to be given and:

       24.1.1 delivered to that Party's address;

       24.1.2 sent by pre-paid mail to that Party's address; or

       24.1.3 transmitted by facsimile to that Party's address.

24.2   TIMING OF RECEIPT

       A Notice given to a Party in accordance with this clause 24 shall be treated as having been given and received:

       24.2.1 if delivered to a Party's address, on the day of delivery if a Business Day, otherwise on the next Business Day;

       24.2.2 if sent by pre-paid mail, on the third Business Day after posting, or if posting point is not in Australia, on the tenth Business Day after posting; and

       24.2.3 if transmitted by facsimile to a Party's address and a correct and complete transmission report is received, on the day of transmission if transmitted before 5.00 pm on a Business Day, otherwise on the next Business Day.

       Any notice required to be given to or by the Sellers shall be treated as having been given, if given as representative on behalf of the Sellers, to or by Tipperary Oil & Gas (Australia) Pty Ltd, or any other of the Sellers which the Sellers may from time to time give notice to Buyer.

24.3      ADDRESSES

       For the purpose of this clause 23 the address of a Party is the address set out below or another address of which that Party may from time to time give Notice to each other Party:

       (a)      For Buyer:

       Attention:        General Manager - Energy Trading

       Address:          Anzac Square Building
                         200 Adelaide St
                         Brisbane  QLD  4000

       Telephone:        +61-07- 3407 4000
       Facsimile:        +61-7- 3407 5665

       (b)      For Sellers:

       Attention:        President

       Address:          Suite 1550
                         633 Seventeenth Street
                         Denver, Colorado 80202

       Telephone:        +1- 303- 293 9379
       Facsimile:        +1- 303- 292 3428

       Any change of the above which either Party makes must be made known to the other Party in writing and as soon as reasonably practicable.

25  TERMINATION

25.1. Either Party may terminate this Agreement by giving notice to the other, in the event of:

       25.1.1. the other committing an act of bankruptcy, ceasing to trade or going into receivership or liquidation (other than for the purposes of amalgamation or reconstruction); or

       25.1.2. the other being materially in breach of any of its obligations under this Agreement (other than a failure by the Sellers to deliver the nominated amount of Contract Gas) provided that notice has been given pursuant to clause 13.

25.2. The termination of this Agreement, however occurring, shall not affect any rights or obligations that may have accrued to either Party prior to termination and shall not affect the terms of the Agreement that expressly or impliedly continue in force after termination.

26.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.







Executed as an Agreement:


SIGNED for and on behalf of                               )
                                                          )
TIPPERARY OIL & GAS (AUSTRALIA) PTY. LTD ACN 077 536 871  )
                                                          )
by David L Bradshaw                                       )
                                                          )
the President and Chief Executive Officer                 )
                                                          )
thereof in the presence                                   )

of:  Kenneth L. Ancell



SIGNED for and on behalf of                               )
                                                          )
ENERGEX RETAIL PTY LTD ACN 078 849 055                    )
                                                          )
by J. T. Young                                            )
                                                          )
                                                          )
                                                          )
thereof in the presence                                   )
                                                          )
                                                          )
of:  Anthony Speed                                        )
                                                          )

                                   SCHEDULE 1

                                 CONTRACT PRICE

The base Contract Price for Contract Gas shall be [***] as at 1 January 2000 ("Base Contract Price").

The "Base Date" shall be 1 January 2000.

The Contract Price for the period from the Commencement Date until 8.00 am on 1 January 2001 will be the base Contract Price and thereafter the Contract Price will be adjusted at 8.00 am on 1 January in each Contract Year in accordance with the following formula:

         Contract Price    =  BCP  *  [1 + 0.50 (CPI(n) - CPI(b)/CPI(b)]

where:

           BCP     =   Base Contract Price;

           CPI(n)  =   the CPI for the quarter ended the day before that
                       first day of January in respect of which the Contract
                       Price is being calculated

           CPI(b)  =   the base CPI being the CPI for the quarter ended
                       31 December, 1999.
and
           CPI     =   the Consumer Price Index as published by the
                       Australian Bureau of Statistics for the All Groups
                       Weighted Average of Eight Capital Cities or its successor index in the event that this is modified.

Contract Price units are to be calculated to two (2) decimal places of a cent. Where the third decimal place is a value of five (5) or greater the second decimal unit is to be rounded up and where it is less than five (5) it is to be rounded down.

Should the Consumer Price Index be abolished or abandoned, no longer published, or its basis for calculation changed in a material respect then the Parties agree to meet in good faith to agree upon a similar index as a substitute and, failing agreement, the matter shall be referred to dispute resolution in accordance with clause 22.3.

*** Text has been omitted and filed separately with the Securities and Exchange
    Commission. Confidential treatment has been requested under 17 C.F.R.
    section 240.24b-2.

                                   SCHEDULE 2

                                 SPECIFICATIONS

PART A

THE SPECIFICATIONS PRESCRIBED FROM TIME TO TIME UNDER THE REGULATIONS OF THE GAS ACT, SUBJECT TO ANY EXEMPTIONS FROM COMPLIANCE GRANTED BY THE CHIEF GAS EXAMINER. AS AT THE DATE OF THIS AGREEMENT THOSE SPECIFICATIONS ARE AS SET OUT
BELOW:



ITEM
----
Odours, toxins, hazardous substances,     must be reasonably free from dust, gums, gum forming constituents, other
or solid matter etc                       liquid or solid matter which might cause injury to, or interference with, proper operation of pipeline regulators, meters, or other appliances through which it flows or which may interfere with the commercial utilisation of the Contract Gas by the Buyer

Water content                             must contain not more than 65 milligrams of water vapour per cubic metre

Hydrocarbon dewpoint                      must not exceed a hydrocarbon dew point of 10 degrees Celsius between the pressures of 1000 kPag and 10000 kPag

Oxygen                                    must not contain more than 0.2 per cent by volume of oxygen

Carbon dioxide                            must not contain more than 3.0 per cent by volume of carbon dioxide

Inerts                                    must not contain more than a combined total of 6.0 per cent by volume of inert gases

Hydrogen Sulphide                         must not contain more than 7 milligrams per cubic metre of hydrogen sulphide

Mercaptans                                must not contain more than 15 milligrams per cubic metre of mercaptans

Total Sulphur                             must not contain more than 50 milligrams per cubic metre of total sulphur

WOBBE Index                               shall have a WOBBE Index not less than 47 and not more than 52

Gross Heating Value                       if the Contract Gas contains more than 4.0 percent by volume of inerts, then the Contract Gas shall have a Gross Heating Value of not less than
                                          37.9 megajoules per cubic metre of Contract Gas and not more than 42.3 megajoules per cubic metre of Contract Gas on a dry basis and if the
                                          Contract Gas contains less than or equal to 4.0 percent by volume of inerts, then the Contract Gas shall have a Gross Heating Value of not less than 35 megajoules per cubic metre of Contract Gas and not more than 43 megajoules per cubic metre of Contract Gas

PART B

Temperature                               Contract Gas must be at a temperature which is not less than zero
                                          (0) degrees Celsius and not higher than the greater of: (i) fifty
                                          (50) degrees Celsius, or (ii) the ambient temperature plus twelve
                                          (12) degrees Celsius but in any event not to exceed sixty (60)
                                          degrees Celsius

                                   SCHEDULE 3

                            METERING METHOD SCHEDULE



The measuring equipment at the Delivery Point shall comply in all respects with the technical requirements for such equipment as published from time to time by owner of the Duke Queensland Gas Pipeline, which requirements shall nevertheless be in accordance with good pipeline industry practice for this type of equipment and conform to appropriate Australian and internationally recognised standards and codes.

The latest editions of the following standards in the measurement of gas will be applied:-

For gas flow measurement using orifice meters:

AGA - 3   "Orifice Metering of Natural Gas"

For gas flow measurement using turbine meters:

AGA - 7  "Measurement of Fuel Gas by Turbine Meters"

For the calculation of gas compressibility:

AGA - 8 "Natural Gas Density and Compressibility" or " AGA Manual for the Determination of Super-compressibility (NX-19)", as appropriate.

Such standards shall be modified where necessary so as to ensure compliance with "Australian Standard AS 1000 - 1979 (The International System of Units (SI) and its Application)"

                                   SCHEDULE 4

                                 CONTRACT AREAS


Authority to Prospect 526P, granted 1 November 1992 comprising graticular blocks shown on Block Identification Map CHAR as 347-348, 419-494, 563-566, 635-638, 707-710, 779-782, 851-854, 923-926, 995-998, 1067-1070, 1139-1142, 1283-1286,
1354-1358, 1426-1430, 1498-1502, 1570-1574 together with all petroleum leases the subject of current or future application in relation thereto.

                                   SCHEDULE 5

                              OWNERSHIP PERCENTAGE

TIPPERARY OIL AND GAS (AUSTRALIA) PTY. LIMITED. having offices at Level 5,359 Queen Street, Brisbane, Queensland 4000.

Ownership of the contract areas:            58.203125%

Ownership of gas to be delivered:           100% *

* Subject to the rights of the other parties to the Joint Operating Agreement dated May 15, 1992, by and between Tri-Star Petroleum Company, as Operator and Tipperary Corporation and others, as Non-Operators, including the right to participate in sales hereunder upon the terms and conditions of this Gas Supply Agreement and upon agreement to comply with the obligation of an assignee under clause 14.2 (b) of this Gas Supply Agreement and subject to the terms of the First Agreement.

                                   SCHEDULE 6

                             MAXIMUM DAILY QUANTITY





                                                               Min MDQ during
                                                               "Field Failure          Total
Date                          Increase in MDQ                      Event"             Max  MDQ
----                          ---------------                  ---------------       ----------

Col 1                         Col 2                                Col 3                Col 4



Prior to 31 Dec 2000          Up to [1.5]TJ/d                     [0.75] TJ/d           1.5 TJ/d



Between 1 Jan 2001  &         Up to additional [2] TJ/d           [1.75] TJ/d           3.5 TJ/d
30 Jun 2001



Between 1 Jul 2001 &          Up to additional [2] TJ/d           [2.75] TJ/d           5.5 TJ/d
31 Dec 2001



Between 1 Jan 2002 &          Up to additional [3] TJ/d           [4.25] TJ/d           8.5 TJ/d
30 Jun 2002



From 1 Jul 2002 until         Up to additional                   [5-7.5] TJ/d         10-15 TJ/d
31 May 2005*                  [1.5-6.5] TJ/d


*The Buyer shall advise the Sellers in writing no later than 1 July 2001 of the MDQ which is to apply for the period from 1 July 2002 until 31 May 2005. The Buyer shall be entitled to specify an MDQ of between 10 TJ/d and 15 TJ/d inclusive for this period. Where the Buyer fails to advise the Sellers of the MDQ for this period, then an MDQ of 10 TJ/d shall be deemed to apply.